UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2004

DATREK MILLER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous independent accountants

On November 30, 2004, Earl M. Cohen C.P.A., P.A. (“Cohen”) was dismissed as the independent accountants for Datrek Miller International, Inc. Our Board of Directors approved the decision to change independent accountants.

The reports of Cohen on the Company’s financial statements for the fiscal years ended December 31, 2002 and 2003 of the Company contained a going concern qualification, but otherwise did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s two most recent fiscal years ended December 31, 2002 and 2003, and for the subsequent interim periods preceding this dismissal there were no disagreements with Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cohen, would have caused Cohen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years or interim periods.

The Company has provided a copy of this Report to Cohen and requested that it furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this item. A copy of that letter, dated December 3, 2004 is filed as Exhibit 16.1 of this Form 8-K.

(b) New independent accountants

On December 3, 2004, the Company engaged Marcum & Kliegman LLP as its new principal independent accountant. The engagement was approved by the Board of Directors on December 3, 2004. The change in independent accounting firms was based on the expected growth of the Company’s operations. There were no consultations during the two fiscal years ended December 31, 2003 by the Company with Marcum & Kliegman LLP regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Earl M. Cohen C.P.A., P.A., dated December 3, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datrek Miller International, Inc.

Dated: December 3, 2004	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

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Exhibit Index

Exhibit No.	Exhibit Description
16.1	Letter from Earl M. Cohen C.P.A., P.A., dated December 3, 2004.

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